Exhibit 10.3

AMENDMENT

TO

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This amendment (the “Amendment”) is effective as of the 31st day of December, 2012, and is made by and among Independence Bancshares Inc., a South Carolina corporation (the “Company”), Independence National Bank (the "Bank"), a national bank and wholly owned subsidiary of the Company (the Company and the Bank collectively referred to herein as the “Employer”), and Lawrence R. Miller, an individual resident of South Carolina (the “Executive”). This Agreement amends that certain existing employment agreement between the parties dated December 10, 2008.

WHEREAS, the Executive and the Employer entered into an employment agreement, dated July 1, 2004 (the “Agreement”), whereby the Executive agreed to serve as President & Chief Executive Officer of the Bank and the Company;

WHEREAS, the Executive and the Employer amended and restated the Agreement, effective as of December 10, 2008 (the “Amended and Restated Agreement”), to make certain updates to the Agreement required for compliance with Internal Revenue Code Section 409A;

WHEREAS, effective as of the closing of the Company’s private placement offering of common stock on December 31, 2012 and in conjunction with the launch a new business model by the Company, the Executive shall resign as President and Chief Executive Officer of the Company but shall continue to serve as President and Chief Executive Officer of the Bank;

WHEREAS, the Executive shall continue to serve the Company in such roles as requested from time to time; and

WHEREAS, the parties now desire to further amend the Amended and Restated Agreement to reflect the Executive’s new roles with the Company and the Bank.

NOW, THEREFORE, the Company, the Bank, and the Executive do hereby agree as follows:

1.

Section 1 of the Amended and Restated Agreement is hereby deleted in its entirety and replaced with the following:

1.  Employment.  The Employer shall continue to employ the Executive, and the Executive shall continue to serve the Employer, as President and Chief Executive Officer of the Bank upon the terms and conditions set forth herein.  The Executive shall have such authority and responsibilities consistent with his position as are set forth in the Bank’s Bylaws or assigned by the Bank’s Board of Directors (the “Board”) from time to time.  The Executive shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Bank policy.  The Executive may devote reasonable periods to service as a director or advisor to other organizations, to charitable and community activities, and to managing his personal investments, provided that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Company or the Bank.

The Executive is currently serving as a director of the Bank and the Board shall undertake every lawful effort to ensure that the Executive continues throughout the term of employment to be elected or reelected as a director of the Bank.

2.

Section 3(g) of the Amended and Restated Agreement is hereby deleted in its entirety and replaced with the following:

(g) In addition, the Employer shall pay the dues and normal business expenses pertaining to the Executive’s memberships in the Thornblade Country Club and the Poinsett Club and continue to do so for so long as the Executive remains the President and Chief Executive Officer of the Bank and this Agreement remains in force.  Executive agrees that should his employment by Bank terminate for any reason, he will cooperate with the Bank and execute any documents necessary to permit the Bank to transfer these memberships to another representative of the Bank.  Any costs or expenses associated with such transfer, however, shall solely be the responsibility of the Bank.

3.

The parties agree and acknowledge that the purpose of this Amendment is to revise the Amended and Restated Agreement to reflect that the Executive is no longer President and Chief Executive Officer of the Company and any provision in the Amended and Restated Agreement to the contrary shall be of no further force and effect.

4.

All other terms and conditions of the Amended and Restated Agreement, except as modified herein, shall remain in full force and effect and shall be binding on the parties hereto, their heirs, successors and assigns.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the Employer have caused this Amendment to be executed and its respective seals to be affixed hereunto by its respective officers thereunto duly authorized, and the Executive has signed and sealed this Amendment, effective as of the date first above written.

INDEPENDENCE BANCSHARES, INC.

ATTEST:

By: /s/ Benjamin A. Barnhill

By:

/s/ H. Neel Hipp, Jr.

Name:  Benjamin A. Barnhill

Name:

H. Neel Hipp, Jr.

Title:

Board Chairman

INDEPENDENCE NATIONAL BANK

ATTEST:

By: /s/ Benjamin A. Barnhill

By:

/s/ H. Neel Hipp, Jr.

Name:  Benjamin A. Barnhill

Name:

H. Neel Hipp, Jr.

Title:

Board Chairman

EXECUTIVE

 /s/ Lawrence R. Miller

Lawrence R. Miller